UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2022

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange
9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange
9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2022, Jeremy (Jez) Langhorn announced his resignation as Chief Human Resources Officer of Global GP LLC (the “General Partner”), the general partner of Global Partners LP (the “Partnership”), to pursue other opportunities.  His resignation is effective October 28, 2022 (the “Separation Date”).

In connection with Mr. Langhorn’s resignation, the General Partner and Mr. Langhorn entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”), whereby, among other things, Mr. Langhorn agreed to a general release of claims in favor of the General Partner, the Partnership and their affiliates. In connection with Mr. Langhorn’s resignation, he will receive the following payments or benefits (subject to satisfaction of the terms and conditions set forth in the Separation Agreement, as applicable): (i) a severance payment in an amount equal to the sum of 200% of Mr. Langhorn’s base salary plus 200% of Mr. Langhorn’s short-term incentive plan target incentive amount; (ii) reimbursement of COBRA premiums for up to 18 months for Mr. Langhorn, his spouse and eligible dependents; (iii) accelerated vesting and payment in full of the award granted to Mr. Langhorn in June 2022 under the Global Partners LP 2018 Long-Term Cash Incentive Plan; (iv) continued payment of Mr. Langhorn’s base salary between the Separation Date and December 31, 2022; and (v) accelerated vesting and cash settlement of (a) all of the time-based phantom units granted to Mr. Langhorn in June 2022 under the Global Partners LP Long-Term Incentive Plan and (b) the target number of performance-based phantom units granted to Mr. Langhorn in June 2022 under the Global Partners LP Long-Term Incentive Plan.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Separation Agreement and General Release of Claims by and between Global GP LLC and Jeremy Langhorn

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC its General Partner

Dated: October 28, 2022	By:	/s/ Sean T. Geary
Sean T. Geary
Chief Legal Officer

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